SIXTH AMENDMENT TO THE CUSTODY AGREEMENT

THIS SIXTH AMENDMENT effective as of August 27, 2015, to the Custody Agreement, dated as of August 15, 2005, as previously amended (the "Custody Agreement"), is entered into by and among Robert W. Baird & Co. Incorporated, a Wisconsin corporation (the "Advisor"), Baird Funds, Inc., a Wisconsin corporation (the “Company”) and U.S. Bank, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, parties desire to amend the Custody Agreement to add the Baird Short-Term Municipal Bond Fund and the Baird Core Intermediate Municipal Bond Fund; and

WHEREAS, Article XIV, Section 14.2 of the Custody Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit C of the Custody Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Custody Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BAIRD FUNDS, INC.	U.S. BANK, N.A.

By: ___________________________	By: _____________________________
Name:	Name:
Title:	Title:

ROBERT W. BAIRD & CO. INCORPORATED
By: ___________________________
Name:
Title:

Amended Exhibit C to the Custody Agreement – Baird Funds, Inc.

Amended Exhibit C
to the
Custody Agreement

Fund Names

Separate Series of Funds

Advisor

Name of Series	Date Added
Baird Intermediate Bond Fund	September 29, 2000
Baird Core Plus Bond Fund	September 29, 2000
Baird Aggregate Bond Fund	September 29, 2000
Baird Intermediate Municipal Bond Fund	March 30, 2001
Baird Short-Term Bond Fund	August 31, 2004
Baird Ultra Short Bond Fund	December 31, 2013
Baird Short-Term Municipal Bond Fund	August 31, 2015
Baird Core Intermediate Municipal Bond Fund	August 31, 2015

Company

Name of Series	Date Added
Baird LargeCap Fund	September 29, 2000
Baird MidCap Fund	December 29, 2000
Baird SmallCap Value Fund	May 1, 2012

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